UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2008

ORCA INTERNATIONAL LANGUAGE SCHOOLS INC.
(Exact name of registrant as specified in its charter)

British Columbia
(State or other jurisdiction of incorporation)

000-53490
(Commission File Number)

N/A
(IRS Employer Identification No.)

909 – 6081 No. 3 Road, Richmond, British Columbia V6Y 2B2, Canada
(Address of principal executive offices and Zip Code)

(604) 484-3127
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

We are a foreign private issuer under the rules and regulations of the Securities and Exchange Commission and, as a result, are exempt from the requirements of Section 14(a), 14(b), 14(c) and 14(f) of the Securities Exchange Act of 1934, as provided by Rule 3a12-3 promulgated by the Securities and Exchange Commission. Instead, we are required to follow the proxy rules imposed by the securities laws of Canada. We are attaching to this Form 8-K shareholder meeting materials we filed on December 19, 2008 on SEDAR, the equivalent of EDGAR in Canada. These shareholder meeting materials include notice of annual and special meeting, information circular, a form of proxy, a form of request for voting instructions, and supplemental mailing list form.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

(20)	Other Documents or Statements to Security Holders
20.1	Notice of Annual and Special Meeting
20.2	Information Circular
20.3	Form of Proxy
20.4	Form of Request for Voting Instructions
20.5	Supplemental Mailing List Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCA INTERNATIONAL LANGUAGE SCHOOLS INC.

/s/ Xin Li
Xin Li
President and Director

Date: December 24, 2008